Exhibit 3

                                                                           FILED
                                                                   JULY 24, 2002
                                                                 STATE TREASURER

                            CERTIFICATE OF FORMATION

                                       OF

                                    PSEGH LLC

      This Certificate of Formation of PSEGH LLC (the "Company"), dated as of July 23, 2002, has been duly executed and is being filed by the undersigned authorized person pursuant to the New Jersey Limited Liability Company Act, N.J.S.A. Title 42 (the "Act").

1.    Name. The name of the Limited Liability Company is:

                                   "PSEGH LLC"

2. Purpose. The purpose of the Company is to engage in any lawful activity in the discretion of the undersigned sole Member.

3. Formation. This certificate of formation shall be effective upon filing with the Secretary of State of the State of New Jersey.

4.    Term of Existence. The Company is to have a perpetual existence.

5. Registered Office. The address of the registered office of the Company in the State of New Jersey is Public Service Enterprise Group Incorporated, 80 Park Plaza, Newark, New Jersey 07102.

6. Registered Agent. The name and address of the registered agent for service of process of the Company in the State of New Jersey are Edward J. Biggins, Jr., c/o Public Service Enterprise Group Incorporated, 80 Park Plaza, T-4B, Newark, New Jersey 07102.

      IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Formation.

      The undersigned represents that this Limited Liability Company has one member and that this filing complies with the requirements detailed in N.J.S.A. Title 42. The undersigned hereby represents that he is authorized to sign this certificate on behalf of the Limited Liability Company.

                                       /s/ James T. Foran
                                       ------------------------
                                       James T. Foran